UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM 8-K
__________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 2, 2012

METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 Lakeside Boulevard Richardson, Texas	75082-4304
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 214-570-5800

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Business Combination Agreement

On October 3, 2012, MetroPCS Communications, Inc., a Delaware corporation (“MetroPCS” or the “Company”) entered into a Business Combination Agreement (the “Business Combination Agreement”) with Deutsche Telekom AG, an Aktiengesellschaft organized in Germany (“Deutsche Telekom”), T-Mobile Global Zwischenholding GmbH, a Gesellschaft mit beschrankter Haftung organized in Germany and a direct wholly-owned subsidiary of Deutsche Telekom (“Global”), T-Mobile Global Holding GmbH, a Gesellschaft mit beschrankter Haftung organized in Germany and a direct wholly-owned subsidiary of Global (“Holding”), and T-Mobile USA, Inc., a Delaware corporation and direct wholly-owned subsidiary of Holding (“T-Mobile”).

Pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement, the Company has agreed (i) to effect a recapitalization and reverse stock split (the “Reverse Stock Split”) of the Company's common stock, par value $0.0001 per share (the “Common Stock”), pursuant to which each share of Common Stock outstanding as of the effective time of the Reverse Stock Split (the “Effective Time”) will thereafter represent one-half of a share of Common Stock and (ii) as part of such recapitalization, to make a payment in cash (the “Cash Payment”) in an amount equal to $1.5 billion, without interest, in the aggregate to the Company's stockholders of record immediately following the Effective Time. Immediately following the Cash Payment, the Company will issue and deliver to Holding or its designee shares of Common Stock equal to 74% of the fully-diluted shares of Common Stock outstanding immediately following the Cash Payment (on a grossed-up basis to take into account the number of shares of Common Stock so issued to Holding or its designee) (the “Stock Issuance,” and collectively with the Reverse Stock Split and the Cash Payment, the “Transaction”). On the business day immediately following the closing of the Transaction (the “Closing”), MetroPCS, Inc., a wholly-owned subsidiary of the Company (“HoldCo”), will merge with and into MetroPCS Wireless, Inc., a wholly-owned subsidiary of HoldCo (“Wireless”), with Wireless continuing as the surviving entity. Immediately thereafter, Wireless will merge with and into T-Mobile, with T-Mobile continuing as the surviving entity.

The Business Combination Agreement also provides that Deutsche Telekom will make a cash payment to T-Mobile at the Closing equal to Deutsche Telekom's estimate of the sum of (i) the excess, if any, of $1.3 billion over T-Mobile's working capital as of the Closing (as calculated pursuant to the Business Combination Agreement), plus (ii) any deficiency between the amount actually spent by T-Mobile and its subsidiaries during the period between the signing of the Business Combination Agreement and the Closing on capital expenditures and marketing and subscriber acquisition and retention activities when compared to specified amounts for such items during such period. Following the Closing, the parties will determine the difference between such estimated amount and the amount that should have been paid at the Closing and the appropriate party will make an adjustment payment to the other party.

Except as provided below, the Business Combination Agreement provides that, at the Effective Time, each outstanding option to acquire Common Stock (“Stock Option”) will be adjusted to take into account the Reverse Stock Split and Cash Payment. Effective as of the completion of the Stock Issuance, all outstanding equity awards under the Company's equity incentive compensation plans will automatically vest and become exercisable and will remain outstanding. Notwithstanding the foregoing, (i) any Stock Option issued under the 1995 Stock Option Plan of MetroPCS, Inc. that, if adjusted to reflect the Reverse Stock Split and Cash Payment (with the adjustment for the Cash Payment reflected by decreasing the post-Reverse Stock Split, per-share option exercise price by the post-Reverse Stock Split, per-share amount of the Cash Payment), would have an exercise price less than or equal to zero, will automatically be cancelled and cashed out, and (ii) each other Stock Option of the Company with an exercise price per share immediately prior to the Effective Time that is less than the average of the closing price of a share of Common Stock for the five full trading days immediately preceding the day on which the Closing occurs (without regard to any impact of the Reverse Stock Split or Cash Payment on the closing price) will, at the election of the holder of such Stock Option, be canceled and cashed out by the Company (or absent such election, will be adjusted as described above and remain outstanding).

The Business Combination Agreement includes customary representations, warranties and covenants by the parties, including, among other things, “non-solicitation” covenants that prohibit the Company's and Deutsche Telekom's solicitation of third party proposals relating to alternative transactions and restrict their ability to provide information or enter into discussions in connection with alternative transactions, subject to certain limited exceptions in the case of the Company to permit the Board of Directors of the Company (the “Board”) to comply with its fiduciary duties. Subject to certain exceptions, each of the Company and T-Mobile is required, among other things, to conduct its business in the ordinary course in all material respects during the period between the execution of the Business Combination Agreement and the Closing. The Business Combination Agreement also contains covenants that require (a) the Company to file a proxy statement with the Securities and Exchange Commission (the “SEC”) and call and hold a special stockholders meeting and (b) subject to certain exceptions, the Board to recommend that the Company's stockholders approve the Stock Issuance and the adoption of a new amended and restated certificate of incorporation of the Company (as further described below) (the “Required Approvals”). However, the Board is permitted to change its recommendation to the Company's stockholders if the Board receives a superior acquisition proposal or there is an intervening event and certain conditions are satisfied (a “Recommendation Change”); provided, however, that the Company is not permitted to terminate the Business Combination Agreement because of a Recommendation Change or in order to enter into an agreement for a superior acquisition proposal.
The Business Combination Agreement provides that, prior to or on the Closing, Deutsche Telekom and T-Mobile (and their subsidiaries) will take steps (a) for Deutsche Telekom to assume all intercompany indebtedness owed by T-Mobile and its subsidiaries to Deutsche Telekom and its subsidiaries (other than T-Mobile and its subsidiaries), which currently has an aggregate principal amount of approximately $14.4 billion, and (b) for T-Mobile to issue, and Deutsche Telekom to purchase, or cause its designated subsidiaries to purchase, senior unsecured notes (the “DT Notes”) in an aggregate principal amount of $15.0 billion. The DT Notes will be issued pursuant to an indenture described in a Description of Notes set forth on Exhibit G to the Business Combination Agreement.
The Business Combination Agreement provides that it is a condition to Closing that the Company will pay off the approximately $2.5 billion in principal amount of indebtedness (the “Credit Agreement Refinance”) under its Third Amended and Restated Credit Agreement, dated as of March 17, 2011, among Wireless, as Borrower, the Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as modified by the Incremental Commitment Agreement, dated as of May 10, 2011, among Wireless, as Borrower, the Guarantors (as defined therein), the financial institutions parties thereto and JP Morgan Chase Bank, N.A., as Administrative Agent, as further amended and restated, supplemented or modified from time to time (the “MetroPCS Existing Credit Agreement”). The Company, in consultation with Deutsche Telekom, is permitted to offer and sell fixed-rate senior unsecured notes in an amount sufficient for the Credit Agreement Refinance. In the event that the Credit Agreement Refinance has not been consummated for the full principal amount of the MetroPCS Existing Credit Agreement indebtedness on or prior to the Closing, Deutsche Telekom will purchase additional DT Notes at the Closing in an amount necessary to repay the MetroPCS Existing Credit Agreement in full at the Closing, up to a maximum amount of $2.5 billion.

In addition, the Business Combination Agreement permits Wireless or its direct parent company, in consultation with Deutsche Telekom, to issue up to $1.0 billion of additional fixed-rate senior unsecured notes prior to the Closing. In the event that these notes are not issued by the Closing or are issued in an aggregate principal amount less than $1.0 billion, Deutsche Telekom will purchase additional DT Notes at the Closing in an amount equal to such shortfall.
The Business Combination Agreement provides that Wireless will conduct consent solicitations or similar transactions to secure the waiver of the holders of a majority in principal amount of each series of the Company's outstanding 7 7/8% Senior Notes due 2018 and 6 5/8% Senior Notes due 2020 (the “MetroPCS Existing Notes”) to any “Change of Control” resulting from the Transaction or the transactions related thereto. If such waiver has not been successfully obtained prior to the Closing, then, in certain circumstances, Wireless may be required to offer to repurchase the MetroPCS Existing Notes from holders, in which case Deutsche Telekom will purchase additional DT Notes in an amount necessary to fund the repurchase. As an alternative, the Company, in consultation with Deutsche Telekom, is permitted to issue additional fixed-rate senior unsecured notes, on the terms described on Exhibit G to the Business Combination Agreement, in an amount sufficient to fund any required repurchase of the MetroPCS Existing Notes.
The Business Combination Agreement provides that Deutsche Telekom or one of its subsidiaries will make available a revolving unsecured credit facility for the benefit of T-Mobile and its subsidiaries after the Closing, for working capital and other general corporate purposes, with a maximum amount of $500 million, on terms substantially as set forth on Exhibit H to the Business Combination Agreement.
Completion of the Transaction is subject to certain conditions, including: (i) obtaining the Required Approvals from the Company's stockholders, (ii) obtaining listing approvals from the New York Stock Exchange in connection with the Stock Issuance, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) receipt of Federal Communications Commission and other material governmental consents and approvals required to consummate the Transaction, (v) the termination of any review by the Committee on Foreign Investment in the United States with respect to the Transaction, and (vi) the absence of any statute, rule, executive order, regulation, order or injunction prohibiting the consummation of the Transaction. The obligation of each of the parties to consummate the Transaction is also conditioned upon the accuracy of the other party's representations and warranties, the other party having performed in all material respects its obligations under the Business Combination Agreement and no circumstances occurring that would reasonably be expected to have a material adverse effect on the other party.
The Business Combination Agreement grants both the Company and Deutsche Telekom the right to terminate the Business Combination Agreement under certain circumstances, including if (i) a governmental entity takes final, non-appealable action prohibiting the Transaction or, (ii) the Closing has not occurred on or before October 3, 2013, subject to a right to extend such date until January 3, 2014 if certain regulatory or governmental approvals have not been obtained (the “Outside Date”), or (iii) the Required Approvals are not obtained. In addition, Deutsche Telekom has the right to terminate the Business Combination Agreement if there has been a Recommendation Change. Pursuant to the Business Combination Agreement, the Company will be obligated to pay Deutsche Telekom a termination fee of $150 million if (a) Deutsche Telekom terminates the Business Combination Agreement because there has been a Recommendation Change, (b) the Company or Deutsche Telekom terminates the Business Combination Agreement because the Required Approvals are not obtained following (i) a material breach by the Company of the covenants requiring the Company to file the proxy statement, call and hold the stockholders meeting, not solicit alternative transaction proposals or continue to recommend that its stockholders deliver the Required Approvals or (ii) a Recommendation Change, and (c) the Company or D

eutsche Telekom terminates the Business Combination Agreement because the Required Approvals are not obtained (other than under the circumstances described in the immediately preceding sentence) or because the Outside Date has passed, and (i) an alternative transaction proposal has been made and is pending at the time of termination and, within twelve months after such termination, the Company enters into, publicly approves or submits to its stockholders for approval, an agreement with respect to an alternative transaction, or it consummates an alternative transaction (which in each case need not be the same proposal or with the same party that made the earlier proposal), or (ii) an alternative transaction proposal has been made but was withdrawn prior to the stockholder meeting at which the Company's stockholders voted not to grant the Required Approvals and, within twelve months after such termination, the Company enters into, publicly approves or submits to its stockholders for approval, an agreement with respect to an alternative transaction with the same party that made the earlier proposal that had been withdrawn). If the Business Combination Agreement is terminated due solely to a failure to obtain the necessary regulatory approvals, Deutsche Telekom must pay the Company a $250 million termination fee.
The Business Combination Agreement and the above description of the Business Combination Agreement have been included to provide investors and security holders with information regarding the terms of the Business Combination Agreement. It is not intended to provide any other factual information about MetroPCS, Deutsche Telekom or T-Mobile or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Business Combination Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Business Combination Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in public disclosures by MetroPCS, Deutsche Telekom or T-Mobile. Accordingly, investors should read the representations and warranties in the Business Combination Agreement not in isolation but only in conjunction with the other information about MetroPCS, Deutsche Telekom or T-Mobile and their respective subsidiaries that the respective companies include in reports, statements, and other filings they make with the SEC or other governmental agencies.
The foregoing summary of the Business Combination Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Business Combination Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Stockholder's Agreement

Pursuant to the Business Combination Agreement, the Company and Deutsche Telekom have also agreed to enter into a stockholder's agreement at the Closing (the “Stockholder's Agreement”) in the form attached as Exhibit C to the Business Combination Agreement. Pursuant to the Stockholder's Agreement, Deutsche Telekom generally will have the right to designate a number of individuals to the Board and any committees thereof equal to the percentage of Common Stock beneficially owned by Deutsche Telekom multiplied by the number of directors on the Board (or the number of members of any committee thereof), in each case, rounded to the nearest whole number. These rights will remain in effect as long as Deutsche Telekom beneficially owns 10% or more of the outstanding shares of Common Stock. The parties have also each agreed to use their reasonable best efforts to cause at least three members of the Board to be considered “independent” under the rules of the SEC and under applicable listing standards.

In addition, pursuant to the Stockholder's Agreement, as long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of Common Stock, the Company will not take certain actions without Deutsche Telekom's prior written consent, including (a) incurring indebtedness above certain levels, (b) taking any action that would cause a default under any instrument evidencing indebtedness of Deutsche Telekom or its affiliates, (c) acquiring or disposing of assets or entering into mergers or similar acquisitions in excess of $1,000,000,000 (d) changing the size of the Board, (e) issuing equity of 10% or more of the then outstanding number of shares of Common Stock, (f) repurchasing or redeeming equity securities other than on a pro rata basis or to redeem debt held by Deutsche Telekom or (g) making certain changes involving the Company's chief executive officer. In addition, the Company has agreed not to amend its certificate of incorporation in any manner that could adversely affect Deutsche Telekom's rights under the Stockholder's Agreement as long Deutsche Telekom beneficially owns 5% or more of the outstanding shares of Common Stock.
Pursuant to the Stockholder's Agreement, Deutsche Telekom and its affiliates will generally be prohibited from acquiring more than 80.1% of the outstanding shares of Common Stock unless it makes an offer to acquire all of the then remaining outstanding shares of Common Stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of the Company, which is approved or accepted by disinterested directors or stockholders. Deutsche Telekom will also be prohibited from transferring any shares of Common Stock during the six-month period after the Closing. Deutsche Telekom will also be prohibited from transferring any shares of Common Stock in any other transaction that would result in the transferee owning more than 30% of the outstanding shares of Common Stock unless such transferee offers to acquire all of the then outstanding shares of Common Stock at the same price and on the same terms and conditions as the proposed transfer. The Stockholder's Agreement also will restrict Deutsche Telekom's ability to compete with the Company in the United States, Puerto Rico and the territories and protectorates of the United States during the period beginning on the date of the Closing and ending on the date that is two years after the date on which Deutsche Telekom beneficially owns less than 10% of the outstanding shares of Common Stock.
The Stockholder's Agreement will include certain registration rights for shares of Common Stock and debt securities of the Company beneficially owned by Deutsche Telekom and acquired in connection with the Transaction or in the future. Subject to specified limitations, Deutsche Telekom will generally have the right to request that the Company file, from time to time, a registration statement or prospectus supplement to a registration statement for the resale of such securities.

The foregoing summary of the Stockholder's Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Stockholder's Agreement that appears as Exhibit C to the Business Combination Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

New Company Organizational Documents

The Business Combination Agreement provides that at the Effective Time, in connection with, and in order to give effect to, among other things, the Reverse Stock Split, the Company will amend and restate its Third Amended and Restated Certificate of Incorporation in its entirety in the form attached as Exhibit A to the Business Combination Agreement (the “New Company Charter”). The New Company Charter will also provide for the declassification of the Board with members generally serving one year terms. The New Company Charter will also contain the same approval rights as are set forth in Stockholder's Agreement that will restrict the Company's ability to take certain actions without Deutsche Telekom's prior written consent as long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of Common Stock. The Business Combination Agreement also provides that at the Effective Time, the Company will amend and restate its existing bylaws in the form attached as Exhibit B to the Business Combination Agreement (the “New Bylaws”). The New Bylaws will include similar amendments to reflect changes in the New Company Charter, including those related to the declassification of the Board, stockholder action by written consent and the ability to call a special meeting of stockholders.

The foregoing summary of the New Company Charter and New Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the New Company Charter and form of the New Bylaws that appear as Exhibit A and Exhibit B to the Business Combination Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Support Agreement
Concurrently, and in connection, with entering into the Business Combination Agreement, Deutsche Telekom and Madison Dearborn Capital Partners IV, L.P entered into a voting and support agreement in the form attached as Exhibit E to the Business Combination Agreement (the “Support Agreement”), pursuant to which, subject to the conditions set forth therein, such stockholder has agreed to, among other things, vote all shares of Common Stock beneficially owned by it, as well as any additional securities which it may acquire or own, (i) in favor of the Required Approvals and (ii) against certain third party proposals to acquire the Company and against any other actions that could reasonably be expected to materially impede, interfere with, delay, postpone, discourage or adversely affect the Transaction or any other transactions contemplated by the Business Combination Agreement. In addition, such stockholder has agreed to substantially similar non-solicitation restrictions as those imposed upon by the Company pursuant to the Business Combination Agreement.

The foregoing summary of the Support Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Support Agreement that appears as Exhibit E to the Business Combination Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Rights Agreement Amendment

Also on October 3, 2012, the Company entered into Amendment No. 1 (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of March 29, 2007, by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”). The Rights Agreement Amendment provides that none of the adoption, approval, execution, delivery, announcement or performance of the Business Combination Agreement or related transactions, nor the consummation of the Transaction, will (i) cause the Rights (as defined in the Rights Agreement) to become exercisable, (ii) cause Deutsche Telekom or any of its Affiliates or Associates (as such terms are defined in the Rights Agreement) to become an Acquiring Person (as defined in the Rights Agreement) or (iii) give rise to a Flip-In-Event, a Flip-Over-Event, a Triggering Event, a Distribution Date, or a Stock Acquisition Date (as such terms are defined in the Rights Agreement).

The foregoing summary of the Rights Agreement Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rights Agreement Amendment, which is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description under the heading “Business Combination Agreement” set out under “Item 1.01 - Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Securities.

Pursuant to the Business Combination Agreement, the Company has agreed, subject to the terms and conditions therein, to effect the Stock Issuance. The Stock Issuance will be exempt from the registration requirement of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because such issuance will not involve a public offering.

See the description under the heading “Business Combination Agreement” set out under “Item 1.01 - Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

See the description under the heading “Rights Agreement Amendment” set out under “Item 1.01 - Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 2, 2012, the Board approved a form of amendment to all of its outstanding employee and non-employee director Restricted Stock Award Agreements (the “Restricted Stock Award Agreement Amendment”) under the Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan and the MetroPCS Communications, Inc. 2010 Equity Incentive Compensation Plan. The Restricted Stock Award Agreement Amendment will be entered into with Company's executive officers, employees and non-employee directors.  The Restricted Stock Award Agreement Amendment amends the underlying Restricted Stock Award Agreements to provide that grantees will be entitled to retain certain payments (including payments in connection with a change in control, recapitalization or other extraordinary transaction, including the Cash Payment) related to shares of unvested restricted stock rather than forfeit such payments to the Company.
On October 2, 2012, the Board approved an amendment to its form of Change in Control Agreements (the “Change in Control Agreement Amendment”). The Change in Control Agreement Amendment provides that any payments made pursuant to the Change in Control Agreements will be reduced to the minimum extent necessary (but not below zero) to avoid the characterization of any such payments (together with any other payments or benefits payable under plans, programs, or agreements of the Company) as “excess parachute payments” under Sections 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and thus, to avoid the imposition of the excise tax provided for in Section 4999 of the Code.

On October 2, 2012, the Board also approved a new form of Annual Cash Performance Award Agreement to be used in connection with the annual cash performance awards to employees under the Company's 2010 Equity Incentive Compensation Plan for fiscal year 2013.

Item 8.01	Other Events.

Press Release

On October 3, 2012, the Company and T-Mobile issued a joint press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Additional Information and Where to Find It
This Current Report on Form 8-K relates to a proposed transaction between MetroPCS Communications, Inc. (“MetroPCS”) and Deutsche Telekom AG (“Deutsche Telekom”) in connection with T-Mobile USA, Inc. (“T-Mobile”). The proposed transaction will become the subject of a proxy statement to be filed by MetroPCS with the Securities and Exchange Commission (the “SEC”). This Current Report on Form 8-K is not a substitute for the proxy statement or any other document that MetroPCS may file with the SEC or send to its stockholders in connection with the proposed transaction. MetroPCS' investors and security holders are urged to read the proxy statement (including all amendments and supplements thereto) and all other relevant documents regarding the proposed transaction filed with the SEC or sent to stockholders as they become available because they will contain important information about the proposed transaction. All documents, when filed, will be available free of charge at the SEC's website (www.sec.gov). You may also obtain these documents by contacting MetroPCS' Investor Relations department at 214-570-4641, or via e-mail at investor_relations@metropcs.com. This communication does not constitute a solicitation of any vote or approval.

Participants in the Solicitation

MetroPCS and its directors and executive officers will be deemed to be participants in any solicitation of proxies in connection with the proposed transaction, and Deutsche Telekom and its directors and executive officers may be deemed to be participants in such solicitation. Information about MetroPCS' directors and executive officers is available in MetroPCS' proxy statement dated April 16, 2012 for its 2012 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any statements made in this Current Report on Form 8-K that are not statements of historical fact, including statements about our beliefs, opinions, projections, and expectations, are forward-looking statements and should be evaluated as such. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “become,” “forecast,” and other similar expressions.
All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of MetroPCS, Deutsche Telekom and T-Mobile and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive the required MetroPCS stockholder approvals or required regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, the failure to satisfy other closing conditions, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, the significant capital commitments of MetroPCS and T-Mobile, global economic conditions, disruptions to the credit and financial markets, fluctuations in exchange rates, competitive actions taken by other companies, natural disasters, difficulties in integrating the two companies, disruption from the transaction making it more difficult to maintain business and operational relationships, possible disruptions or intrusions of MetroPCS' or T-Mobile's network, billing, operational support and customer care systems which may limit or disrupt their ability to provide service, actions taken or conditions imposed by governmental or other regulatory authorities and the exposure to litigation.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the MetroPCS' 2011 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and other filings with the SEC available at the SEC's website (www.sec.gov).

The forward-looking statements speak only as to the date made, are based on current assumptions and expectations, and are subject to the factors above, among others, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. Neither MetroPCS' investors and security holders nor any other person should place undue reliance on these forward-looking statements. MetroPCS, Deutsche Telekom nor any other party undertake any duty to update any forward-looking statement to reflect events after the date of this Current Report on Form 8-K, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

EXHIBIT NUMBER	DESCRIPTION

2.1
Business Combination Agreement, by and among Deutsche Telekom AG, T-Mobile USA, Inc., T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH and MetroPCS Communications, Inc., dated October 3, 2012.*

4.1	Amendment No. 1 to the Rights Agreement, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company.
99.1	Joint Press Release issued by MetroPCS Communications, Inc. and T-Mobile USA, Inc., dated October 3, 2012.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Business Combination Agreement have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.

Date: October 3, 2012	By:	/s/ J. Braxton Carter
J. Braxton Carter Chief Financial Officer & Vice Chairman

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1
Business Combination Agreement, by and among Deutsche Telekom AG, T-Mobile USA, Inc., T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH and MetroPCS Communications, Inc., dated October 3, 2012.*

4.1	Amendment No. 1 to the Rights Agreement, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company.
99.1	Joint Press Release issued by MetroPCS Communications, Inc. and T-Mobile USA, Inc., dated October 3, 2012.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Business Combination Agreement have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

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